UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Act of 1934

Date of Report (Date of earliest event reported): July 20, 2018

INTELLIA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37766	36-4785571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Erie Street, Suite 130, Cambridge, Massachusetts		02139
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (857) 285-6200

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to that certain License and Collaboration Agreement (the “Collaboration Agreement”), dated as of April 11, 2016, by and between Intellia Therapeutics, Inc. (the “Company”) and Regeneron Pharmaceuticals, Inc. (“Regeneron”), the Company and Regeneron agreed to enter into a co-development and co-commercialization agreement relating to certain development Targets (as defined in the Collaboration Agreement). On July 20, 2018, the Company and Regeneron agreed to a form of Co-Development and Co-Promotion Agreement (the “Co-Development/Co-Promotion Agreement”) that is, in all material respects, consistent with Schedule 5.3 of the Collaboration Agreement. The Company and Regeneron agreed that the form of Co-Development/Co-Promotion Agreement will be used as the basis for each Co-Development/Co-Promotion Agreement directed to a Target. In addition, on July 20, 2018, the Company and Regeneron entered into the first Co-Development/Co-Promotion Agreement directed to a Target, which is transthyretin (TTR), and under which the Company will be the clinical and commercial lead for TTR activities.

The foregoing summary is qualified in its entirety by reference to the form of Co-Development/Co-Promotion Agreement which the Company expects to file as an exhibit to its Quarterly Report on Form 10-Q for the three months ended June 30, 2018. The Company intends to seek confidential treatment for certain portions of the form of Co-Development/Co-Promotion Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Index

Exhibit No.	Description

1.1	License and Collaboration Agreement, dated as of April 11, 2016 by and between Intellia Therapeutics, Inc. and Regeneron Pharmaceuticals, Inc. (incorporated by reference to the Registration Statement on Form S-1 (File No. 333-210689) filed with the Securities and Exchange Commission on April 27, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2018	Intellia Therapeutics, Inc.

	By:	/s/ John M. Leonard
John M. Leonard
Chief Executive Officer and President